EXHIBIT 99.1

Golden Matrix Reports First Quarter Financial Results With Record Revenues of $10.78 Million

LAS VEGAS, NV, March 16, 2023 - Golden Matrix Group, Inc. (NASDAQ:GMGI)(the “Company”, “Golden Matrix” or “GMGI”), a developer, licensor and global operator of online gaming and eCommerce platforms, systems and gaming content, today reported its financial results for its fiscal quarter ended January 31, 2023.

•	Q1 2023 revenues of $10,777,679, a 21.4% increase on revenues of $8,877,105 in the like year-ago quarter.

•	Net loss of $443,521 for Q1 2023, versus net income of $349,379 for Q1 2022.

•	Adjusted EBITDA for Q1 2023 of $889,605* versus adjusted EBITDA of $729,266* in Q1 2022.

•	Cash and cash equivalents of $15,423,897 and total assets of $34,383,085 as of January 31, 2023.

•	Total liabilities as of January 31, 2023 of $3,866,696 comprising $3,828,963 in current liabilities and $37,733 in non-current liabilities.

•	Working capital (current) ratio: 5.54.

•	GMGI shareholders’ equity of $30,516,389 on January 31, 2023, up from $26,797,415 on October 31, 2022.

•	Current gaming operator and registered user numbers of 710 and over 7.2. million, respectively, in business-to-business (B2B) traditional business.

•	Business-to-consumer (B2C) segment – RKingsCompetitions Ltd. - now has over 289,000 registered users on its tournament platform. During the quarter, RKings became a wholly-owned subsidiary when GMGI exercised its option to acquire the remaining 20 percent noncontrolling interest.

•	On January 12, 2023, GMGI entered into a definitive agreement to acquire MeridianBet Group and its related companies in a cash and stock transaction valued at approximately $300 million.

Revenue contributions in Q1 ’23 from GMGI’s B2B and B2C segments were $4,224,457 (39%) and $6,553,222 (61%), respectively.

A summary of the Company's performance and highlights can also be found at www.goldenmatrix.com/highlights

The increase in total operating expenses – to $2,771,989 in Q1 ’23 from $1,620,145 during the quarter ended January 31, 2022 - was due primarily to noncash charges totalling $961,730 for stock-based compensation issued to Company management, directors, employees and consultants, which contributed to a Q1 net loss of $(443,521) versus net income of $349,379 in the like year-ago quarter.

“Despite a challenging economic climate worldwide, we are pleased that our B2B and B2C segments continue to grow and gain traction in their respective markets,” said Golden Matrix, CEO, Anthony Brian Goodman, who continued, “Additionally, we are making significant progress in preparing to enter new geographic markets through MEXPLAY, our recently formed B2C casino platform in Mexico, and through the anticipated acquisition of the MeridianBet Group and its related companies which is expected to be completed, during the first half of this year, subject to the completion of certain conditions to closing, including funding and shareholder approval. The MeridianBet acquisition is expected to position GMGI as a profitable worldwide gaming company with significant growth prospects, including the potential entry into regulated North American markets, subject to applicable rules and regulations.”

For additional information on Golden Matrix’s financial performance, please refer to the Company's Quarterly Report on Form 10-Q for the quarter ended January 31, 2023, which has been filed with the SEC today and is available at: https://www.nasdaq.com/market-activity/stocks/gmgi/sec-filings or www.sec.gov.

* Adjusted EBITDA is a non-GAAP financial measure. See also “Non-GAAP Financial Measures” and “Reconciliation of Net Income to Adjusted Earnings excluding Interest Expense, Interest Income, Tax, Depreciation Expense, Amortization Expense and Stock-based Compensation Expense" included in the tables at the end of this release.

About Golden Matrix

Golden Matrix Group, based in Las Vegas NV, is an established B2B and B2C gaming technology company operating across multiple international markets. The B2B division of Golden Matrix develops and licenses proprietary gaming platforms for its extensive list of clients and RKings, its B2C division, operates a high-volume eCommerce site enabling end users to enter paid-for competitions on its proprietary platform in authorized markets.

Our sophisticated software automatically declines any gaming or redemption requests from within the United States, in strict compliance with current US law.

Non-GAAP Financial Measures

Adjusted EBITDA, which is disclosed below, is a “non-GAAP financial measure” presented as a supplemental measure of the Company’s performance. Adjusted EBITDA is not presented in accordance with accounting principles generally accepted in the United States, or GAAP. Adjusted EBITDA represents net income before interest, taxes, depreciation and amortization, and also excludes stock-based compensation expense. Adjusted EBITDA is presented because we believe it provides additional useful information to investors due to the various noncash items during the period. Adjusted EBITDA is not recognized in accordance with GAAP, is unaudited, and has limitations as an analytical tool, and you should not consider it in isolation, or as substitutes for analysis of the Company’s results as reported under GAAP. Some of these limitations are: Adjusted EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments; Adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs; Adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments; although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and other companies in this industry may calculate Adjusted EBITDA differently than the Company does, limiting its usefulness as a comparative measure. The Company’s presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. For more information on these non-GAAP financial measures, please see the section titled “Golden Matrix Group, Inc. Reconciliation of Net Income to Adjusted Earnings excluding Interest Expense, Interest Income, Tax, Depreciation Expense, Amortization Expense and Stock-based Compensation Expense” included at the end of this release.

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FORWARD-LOOKING STATEMENTS

Certain statements made in this press release contain forward-looking information within the meaning of applicable securities laws, including within the meaning of the Private Securities Litigation Reform Act of 1995 (“forward-looking statements”). Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements.

Important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation, the ability of the parties to close the Meridian Bet Purchase Agreement (the “Purchase Agreement”) on the terms set forth in, and pursuant to the required timing set forth in, the Purchase Agreement, if at all; the occurrence of any event, change or other circumstances that could give rise to the right of one or all of the shareholders of MeridianBet Group or GMGI (collectively, the “Purchase Agreement Parties”) to terminate the Purchase Agreement; the effect of such termination, including breakup and other fees potentially payable in connection therewith; the outcome of any legal proceedings that may be instituted against Purchase Agreement Parties or their respective directors or officers; the ability to obtain regulatory and other approvals and meet other closing conditions to the Purchase Agreement on a timely basis or at all, including the risk that regulatory and other approvals required for the Purchase Agreement are not obtained on a timely basis or at all, or are obtained subject to conditions that are not anticipated or the expected benefits of the transaction; the ability of GMGI to obtain the funding required to complete such acquisition, the terms of such funding, potential dilution caused thereby and/or covenants agreed to in connection therewith; the ability to obtain approval by GMGI’s shareholders on the expected schedule of the transactions contemplated by the Purchase Agreement; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Purchase Agreement; the ability of GMGI to retain and hire key personnel; the diversion of management’s attention from ongoing business operations; the expected synergistic relationships and cost savings from the transactions contemplated by the Purchase Agreement; uncertainty as to the long-term value of the common stock of GMGI following the closing of the Purchase Agreement; the business, economic and political conditions in the markets in which the Purchase Agreement Parties operate; the impact of the COVID-19 pandemic on GMGI; the effect on GMGI and its operations of the ongoing Ukraine/Russia conflict, increased interest rates, recessions and increased inflation; the need for additional financing, the terms of such financing and the availability of such financing; the ability of GMGI and/or its subsidiaries to obtain additional gaming licenses; the ability of GMGI to manage growth; GMGI’s ability to complete acquisitions and the available funding for such acquisitions; disruptions caused by acquisitions; dilution caused by fund raising, the conversion of outstanding preferred stock and/or acquisitions; GMGI’s ability to maintain the listing of its common stock on the Nasdaq Capital Market; GMGI’s expectations for future growth, revenues, and profitability; GMGI’s expectations regarding future plans and timing thereof; GMGI’s reliance on its management; the fact that GMGI’s chief executive officer has voting control over GMGI; related party relationships; the potential effect of economic downturns, recessions, increases in interest rates and inflation, and market conditions, decreases in discretionary spending and therefore demand for our products, and increases in the cost of capital, related thereto, among other affects thereof, on GMGI’s operations and prospects; GMGI’s ability to protect proprietary information; the ability of GMGI to compete in its market; GMGI’s prior lack of effective internal controls; dilution caused by efforts to obtain additional financing; the effect of current and future regulation, GMGI’s ability to comply with regulations and potential penalties in the event it fails to comply with such regulations and changes in the enforcement and interpretation of existing laws and regulations and the adoption of new laws and regulations that may unfavorably impact our business; the risks associated with gaming fraud, user cheating and cyber-attacks; risks associated with systems failures and failures of technology and infrastructure on which GMGI’s programs rely; foreign exchange and currency risks; the outcome of contingencies, including legal proceedings in the normal course of business; the ability to compete against existing and new competitors; the ability to manage expenses associated with sales and marketing and necessary general and administrative and technology investments; and general consumer sentiment and economic conditions that may affect levels of discretionary customer purchases of GMGI’s products, including potential recessions and global economic slowdowns. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this release are reasonable, we provide no assurance that these plans, intentions or expectations will be achieved.

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Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this communication are described in GMGI’s publicly filed reports, including, but not limited to, under the “Special Note Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of GMGI’s periodic and current filings with the SEC, including the Form 10-Qs and Form 10-Ks, including, but not limited to, GMGI’s Annual Report on Form 10-K for the year ended October 31, 2022 and its Quarterly Report on Form 10-Q for the quarter ended January 31, 2023. These reports are available at www.sec.gov.

The Company cautions that the foregoing list of important factors is not complete, and does not undertake to update any forward-looking statements except as required by applicable law. All subsequent written and oral forward-looking statements attributable to GMGI or any person acting on behalf of any Purchase Agreement Parties are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on GMGI’s future results. The forward-looking statements included in this press release are made only as of the date hereof. GMGI cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, GMGI undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that is not paid for by GMGI. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Additional Information and Where to Find It

This communication does not constitute a solicitation of any vote, proxy or approval in connection with the Purchase Agreement or related transactions. In connection with the transactions contemplated by the Purchase Agreement, GMGI plans to file with the Securities and Exchange Commission (SEC) a proxy statement to seek shareholder approval for the Purchase Agreement and the issuance of shares of common stock in connection therewith, which, when finalized, will be sent to the shareholders of GMGI seeking their approval of the respective transaction-related proposals, as well as other documents regarding the proposed transactions. This communication is not a substitute for any proxy statement or other document GMGI may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THE PURCHASE AGREEMENT, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GMGI AND THE PURCHASE AGREEMENT AND THE PROPOSED PURCHASE TRANSACTION.

Investors and security holders may obtain copies of these documents free of charge through the website maintained by the SEC at www.sec.gov or from GMGI at its website, https://goldenmatrix.com/investors-overview/. Documents filed with the SEC by GMGI will be available free of charge on the “Investors,” “SEC Filings” page of our website at https://goldenmatrix.com/investors-overview/sec-filings/ or, alternatively, by directing a request by mail, email or telephone to GMGI at 3651 Lindell Road, Suite D131, Las Vegas, NV 89103; ir@goldenmatrix.com, or (702) 318-7548, respectively.

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Participants in the Solicitation

The Company and certain of its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the respective shareholders of GMGI in respect of the transactions contemplated by the Purchase Agreement under the rules of the SEC. Information about GMGI’s directors and executive officers and their ownership of GMGI is available in GMGI’s Annual Report on Form 10-K for the year ended October 31, 2022.

The sellers, MeridianBet Group, and their respective directors, managers, and executive officers may also be deemed to be participants in the solicitation of proxies from GMGI’s shareholders in connection with the Purchase Agreement. A list of the names of such parties and information regarding their interests in the Purchase Agreement will be included in the proxy statement for the Purchase Agreement when available.

Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC regarding the Purchase Agreement when they become available. Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from GMGI using the sources indicated above.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and shall not constitute a proxy statement or the solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Purchase Agreement and is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy or subscribe for any securities or a solicitation of any vote of approval, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Connect with us:

Twitter - https://twitter.com/GMGI_Official

Instagram - https://www.instagram.com/goldenmatrixgroup/

Golden Matrix Group

Contact: ir@goldenmatrix.com

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Golden Matrix Group, Inc. and Subsidiaries
Consolidated Balance Sheets

	As of	As of
	January 31, 2023	October 31, 2022
	(Unaudited)	(Audited)
ASSETS

Current assets:
Cash and cash equivalents	$15,423,897	$14,949,673
Accounts receivable, net	3,489,673	2,641,023
Accounts receivable – related parties	355,356	413,714
Prepaid expenses	274,688	84,372
Short-term deposit	57,630	52,577
Inventory, prizes	1,612,975	1,147,591
Total current assets	$21,214,219	$19,288,950

Non-current assets:
Property, plant & equipment, net	78,484	72,411
Intangible assets, net	2,568,519	2,607,075
Operating lease right-of-use assets	140,153	150,653
Goodwill	10,381,710	10,452,324
Total non-current assets	13,168,866	13,282,463
Total assets	$34,383,085	$32,571,413

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$2,098,290	$1,385,076
Accounts payable – related parties	28,941	10,637
Accrued income tax liability	495,308	324,147
Deferred revenues	137,889	182,444
Deferred tax liability	4,712	4,409
Current portion of operating lease liability	107,050	95,085
Customer deposits	310,103	109,328
Accrued interest	123	123
Contingent liability	615,839	573,197
Consideration payable	30,708	-
Consideration payable – related party	-	30,708
Total current liabilities	3,828,963	2,715,154

Non-current liabilities:
Non-current portion of operating lease liability	37,733	59,778
Total non-current liabilities	37,733	59,778
Total liabilities	$3,866,696	$2,774,932

Shareholders’ equity:
Preferred stock: $0.00001 par value; 20,000,000 shares authorized	-	-
Preferred stock, Series B: $0.00001 par value, 1,000 shares designated, 1,000 and 1,000 shares issued and outstanding, respectively	-	-
Common stock: $0.00001 par value; 250,000,000 and 40,000,000 shares authorized; 36,099,526 and 28,182,575 shares issued and outstanding, respectively	$361	$282
Additional paid-in capital	55,690,495	51,677,727
Unearned compensation	(2,611)	-
Accumulated other comprehensive loss	(53,488)	(205,747)
Accumulated deficit	(25,118,368)	(24,674,847)
Total shareholders’ equity of GMGI	30,516,389	26,797,415
Noncontrolling interests	-	2,999,066
Total equity	30,516,389	29,796,481
Total liabilities and shareholders’ equity	$34,383,085	$32,571,413

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Golden Matrix Group, Inc. and Subsidiaries
Consolidated Statements of Operations and Comprehensive Income
(Unaudited)

	Three Months Ended
	January 31,
	2023	2022

Revenues	$10,591,036	$8,641,859
Revenues-related party	186,643	235,246
Total revenues	10,777,679	8,877,105
Cost of goods sold	(8,334,645)	(6,853,002)
Gross profit	2,443,034	2,024,103

Costs and expenses:
General and administrative expense	2,037,295	1,464,545
General and administrative expense- related party	734,694	155,600
Total operating expenses	2,771,989	1,620,145
Gain (Loss) from operations	(328,955)	403,958

Other income (expense):
Interest expense	(998)	-
Interest earned	11,905	441
Foreign exchange gain	20,213	84,676
Total other income (expense)	31,120	85,117
Net income (loss) before tax	(297,835)	489,075
Provision for income taxes	145,686	75,404
Net income (loss)	(443,521)	413,671
Less: Net income attributable to noncontrolling interest	-	64,292
Net income (loss) attributable to GMGI	$(443,521)	$349,379

Weighted average ordinary shares outstanding:
Basic	33,311,667	27,747,956
Diluted	33,311,667	35,758,682
Net income (loss) per ordinary share attributable to GMGI:
Basic	$(0.01)	$0.01
Diluted	$(0.01)	$0.01

Statements of Comprehensive Income:
Net income (loss)	$(443,521)	$413,671
Foreign currency translation adjustments	152,259	57,054
Comprehensive income (loss)	(291,262)	470,725
Less: Net income attributable to noncontrolling interest	-	64,292
Comprehensive income (loss) attributable to GMGI	$(291,262)	$406,433

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Reconciliation of Net Income to Adjusted EBITDA

	Three Months Period Ended
	January 31, 2023	January 31, 2022
GAAP Net income (loss)	$(443,521)	$413,671
+ Tax Expense	145,686	75,404
+ Interest Expense	998	-
- Interest Income	(11,905)	(441)
+ Depreciation Expense	9,897	2,532
+ Amortization Expense	106,666	94,169
+ Stock-based Compensation	1,081,784	143,931
Non-GAAP Adjusted EBITDA	$889,605	$729,266

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